UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Ashford Hospitality Trust, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2005

To the stockholders of
ASHFORD HOSPITALITY TRUST, INC.:
      The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas on May 3, 2005 beginning at 10:00 a.m., Central time, for the following purposes:

(i) To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii) To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2005;

(iii) To approve, for purposes of the New York Stock Exchange listing standards, the issuance of up to 2,285,865 shares of Series B-1 preferred stock that are convertible into shares of our common stock to Security Capital Preferred Growth Incorporated and additional shares of our common stock that Security Capital may acquire pursuant to certain participation rights granted to Security Capital which expire no later than July 31, 2005;

(iv) To approve, for purposes of the New York Stock Exchange listing standards, the conversion of 839,934 Class B Units in Ashford Hospitality Limited Partnership into 839,934 Common Units in such entity;

(v) To approve amendments to the Company’s 2003 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 364,564 to 2,850,000 shares, to extend the termination date of the plan from August 1, 2006 to August 1, 2013, to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and to prohibit option repricing; and

(vi) To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.
      Stockholders of record at the close of business on March 11, 2005 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,

David A. Brooks
Secretary
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 7, 2005

ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2005

       This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Hospitality Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas on May 3, 2005 beginning at 10:00 a.m., Central time. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. “We,” “our,” “us,” “Ashford,” and the “Company” each refers to Ashford Hospitality Trust, Inc. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 7, 2005.
      At the annual meeting of stockholders, action will be taken to:

•	elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (“Proposal 1”);

•	ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2005 (“Proposal 2”);

•	approve, for purposes of the New York Stock Exchange listing standards, the issuance of up to 2,285,865 shares of Series B-1 preferred stock that are convertible into shares of our common stock (“Common Stock”) to Security Capital Preferred Growth Incorporated (“Security Capital”) and the issuance of additional shares of Common Stock that Security Capital may acquire pursuant to certain participation rights granted to Security Capital which expire no later than July 31, 2005 (“Proposal 3”);

•	approve, for purposes of the New York Stock Exchange listing standards, the conversion of 839,934 Class B Units of limited partnership interest (“Class B Units”) in Ashford Hospitality Limited Partnership (our “Operating Partnership”) into 839,934 common units of limited partnership interest (“Common Units”) in our Operating Partnership, which Common Units may, at the option of the Company, be converted into shares of our Common Stock (“Proposal 4”);

•	approve amendments to the Company’s 2003 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 364,564 to 2,850,000 shares, to extend the termination date of the plan from August 1, 2006 to August 1, 2013, to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and to prohibit option repricing (“Proposal 5”); and

•	transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.
FORWARD-LOOKING STATEMENTS
      Certain statements and assumptions in this proxy statement contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.
      These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our Common Stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in our Annual Report on Form  10-K, and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
      The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
      The enclosed proxy is solicited by and on behalf of our board of directors. The expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing, will be borne by us. We also intend to request persons holding shares of our Common Stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Shareholder Communications Inc. For such services, we will pay a fee that is not expected to exceed $15,000 plus out-of-pocket expenses.
Voting Securities
      Our outstanding voting equity securities include shares of our common stock (“Common Stock”) and shares of our Series B-1 Cumulative Convertible Redeemable Preferred Stock (“Series B-1 Preferred Stock”). Each share of Common Stock and each share of Series B-1 Preferred Stock entitles the holder to one vote. As of March 11, 2005 there were outstanding and entitled to vote 36,160,447 shares of Common Stock and 993,049 shares of Series B-1 Preferred Stock. Only stockholders of record at the close of business on March 11, 2005 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.
Voting
      If you hold your Common Stock or Series B-1 Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your Common Stock or Series B-1 Preferred Stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your Common Stock or Series B-1 Preferred Stock in person at the annual meeting of stockholders.
      If your Common Stock or Series B-1 Preferred Stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your Common Stock or Series B-1 Preferred Stock voted at the annual meeting of stockholders.
Counting of Votes
      A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum.

If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.
      The affirmative vote of a plurality of the shares of Common Stock and shares of Series B-1 Preferred Stock, voting together as a single class, cast at the annual meeting of stockholders is required to elect each nominee to our board of directors. The affirmative vote of a majority of the shares present and voting is required to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005. The affirmative vote of a majority of all the votes cast on Proposal 3, Proposal 4 and Proposal 5, respectively, is required to approve each such proposal, and the total votes cast on each of Proposal 3, Proposal 4 and Proposal 5 must represent at least a majority of the Company’s outstanding Common Stock and Series B-1 Preferred Stock. For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of the shares of Common Stock and shares of Series B-1 Preferred Stock, voting together as a single class, present and voting at the annual meeting of stockholders is required to approve the matter.
      Proposal 3, to approve the issuance of shares of Series B-1 Preferred Stock and Common Stock to Security Capital, Proposal 4, to approve the conversion of Class B Units into Common Units, and Proposal 5, to approve amendments to our 2003 Stock Incentive Plan, are matters that require stockholder votes under the rules of the New York Stock Exchange. Based on New York Stock Exchange listing rules, if your shares are held in the name of a nominee such as your brokerage firm, and you as beneficial owner do not tell your nominee how to vote your shares, the nominee cannot vote your shares on Proposal 3, Proposal 4 or Proposal 5 (giving rise to what is known as a broker non-vote). If the nominee signs and returns the proxy card, your shares will be counted as present to determine whether a quorum exists.
      If you abstain or withhold votes or your shares are treated as broker non-votes, your abstention, withheld vote or broker non-vote:

•	Will not be counted as votes cast and will have no effect on the outcome in the election of our board of directors or the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005;

•	Will have the effect of a vote against (i) Proposal 3 to approve the issuance up to 2,285,865 shares of Series B-1 preferred stock to Security Capital and any additional shares of Common Stock that Security Capital may acquire pursuant to certain participation rights granted to Security Capital, (ii) Proposal 4 to approve the conversion of Class B Units in our Operating Partnership into Common Units in our Operating Partnership and (iii) Proposal 5 to approve amendments to our 2003 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 364,564 to 2,850,000 shares, to extend the termination date of the plan from August 1, 2006 to August 1, 2013, to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and to prohibit option repricing; unless, with respect to each proposal, for purposes of the New York Stock Exchange listing standards over 50% of the shares of Common Stock entitled to vote as of the record date cast votes for that proposal, in which event your broker non-votes will not have any effect on the result of the votes on such proposal.
      If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the nominees to our board of directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005, FOR the issuance of up to 2,285,865 shares of Series B-1 Preferred Stock to Security Capital and any additional shares of Common Stock that Security Capital may acquire pursuant to participation rights granted to Security Capital, FOR the conversion of 839,934 Class B Units in our Operating Partnership into 839,934 Common Units in our Operating Partnership and FOR the amendments to our 2003 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 364,564 to 2,850,000 shares, to extend the termination date of the plan from August 1, 2006 to August 1, 2013, to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and to prohibit option repricing.

Right To Revoke Proxy
      If you hold shares of Common Stock or Series B-1 Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	notify our Secretary in writing before your shares of Common Stock or Series B-1 Preferred Stock have been voted at the annual meeting of stockholders;

•	sign, date and mail a new proxy card to Equiserve, L.P.; or

•	attend the annual meeting of stockholders and vote your shares of Common Stock or Series B-1 Preferred Stock in person.
      You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information.
      If shares of Common Stock or Series B-1 Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
      The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.
      If you hold shares of Common Stock or Series B-1 Preferred Stock in your own name as a holder of record, householding will not apply to your shares.
      If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254. You can also obtain copies from our web site at www.ahtreit.com.
PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS
      One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for the nominees for director, as well as the month and year each nominee was first elected as one of our directors. Also set forth below is the beneficial ownership of our shares of Common Stock as of March 11, 2005 for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee’s individual ownership. No nominee owns any shares of Series B-1 Preferred Stock. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.
      The board of directors recommends a vote FOR all nominees.

Nominees for Director

ARCHIE BENNETT, JR. Chairman of the Board, Ashford Hospitality Trust, Inc. Director since May, 2003 Shares of Common Stock beneficially owned 3,091,152* Age 67	Mr. Archie Bennett, Jr. was elected to the board of directors in May 2003 and has served as the Chairman of the board of directors since that time. He has served as the Chairman of the board of directors of Remington Hotel Corporation since its formation in 1992 and continues to do so. Mr. Bennett started in the hotel industry in 1968. Since that time, he has been involved with hundreds of hotel properties. Mr. Bennett was a founding member of the Industry Real Estate Finance Advisory Council (“IREFAC”) of the American Hotel & Motel Association and served as its chairman for two separate terms.

MONTGOMERY J. BENNETT President and Chief Executive Officer, Ashford Hospitality Trust, Inc. Director since May, 2003 Shares of Common Stock beneficially owned 3,091,152* Age 39	Mr. Montgomery Bennett was elected to the board of directors in May 2003 and continues to serve as the President and Chief Executive Officer since that time. Mr. Bennett also serves as the President and Chief Executive Officer of Remington Hotel Corporation. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served as its President since 1997. He has also served in several other key positions at Remington Hotel Corporation, such as Executive Vice President, Director of Information Systems, General Manager, and Operations Director. Mr. Montgomery Bennett is the son of Mr. Archie Bennett, Jr.

MARTIN L. EDELMAN
Of Counsel,
Paul, Hastings, Janofsky & Walker LLP

Chairman: Nominating/ Corporate Governance Committee

Director since August, 2003
  Shares of Common Stock beneficially
  owned by Mr. Edelman or members
  of his family 232,647*
Age 63	Since 2000, Mr. Edelman has served as Of Counsel to Paul, Hastings, Janofsky & Walker LLP. From 1972 to 2000, he served as a partner at Battle Fowler LLP. Mr. Edelman has been a real estate advisor to Quantum Realty Partners/ Soros Real Estate Partners and is one of the managing partners of GSR Hotel Portfolio and Grupo Chartwell de Mexico, privately-owned hotel companies. He is a director of Cendant Incorporated, Acadia Realty, and Capital Trust.

* Includes Common Units of our Operating Partnership, which are convertible on a one-for-one basis into shares of our Common Stock, at our option.

W.D. MINAMI President, Billy Casper Golf Management, Inc. Member: Audit Committee Director since August, 2003 Shares of Common Stock beneficially owned 11,500 Age 48	Mr. Minami serves as President of Billy Casper Golf Management, Inc. From 2001 until 2002, Mr. Minami served as President of Charles E. Smith Residential. From 1997 to 2001, Mr. Minami worked for Charles E. Smith Residential Realty Inc., a NYSE-listed real estate investment trust, initially as Chief Financial Officer, then as Chief Operating Officer, and beginning in 2001, as President. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami is also a director of NorthStar Realty Finance Corp., an NYSE-listed real estate investment trust.

W. MICHAEL MURPHY
Executive Vice President,
First Fidelity Mortgage Corporation

Chairman: Compensation Committee
Member: Audit and Nominating/ Corporate Governance Committee

Director since August, 2003
  Shares of Common Stock
  beneficially owned 9,000
Age 59	Mr. Murphy serves as Executive Vice President of the First Fidelity Mortgage Corporation. From 1998 to 2002 Mr. Murphy served as the Senior Vice President and Chief Development Officer of ResortQuest International, Inc., a public, NYSE-listed company. Prior to joining ResortQuest, from 1995 to 1997, he was President of Footprints International, a company involved in the planning and development of environmentally friendly hotel properties. From 1994 to 1996, Mr. Murphy was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Mr. Murphy has twice been Co- Chairman of IREFAC.

PHILIP S. PAYNE
Chairman of the Board and Chief Financial Officer,
BNP Residential Properties, Inc.

Chairman: Audit Committee
Member: Compensation Committee

Director since August, 2003
  Shares of Common Stock
  beneficially owned 12,000
Age 53	Mr. Payne is currently Chairman of the Board and Chief Financial Officer of BNP Residential Properties, Inc., an AMEX-listed real estate investment trust. Mr. Payne joined BT Venture Corporation, which was subsequently purchased by BNP Residential Properties, Inc., in 1990 as Vice President of Capital Market Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995, a director in December 1997, and elected Chairman in 2004. From 1987 to 1990 he was a principal in Payne Knowles Investment Group, a financial planning firm. Mr. Payne maintains his license to practice law in Virginia.

CHARLES P. TOPPINO Executive Vice President, Secured Capital Corp. Member: Compensation Committee Director since August, 2003 Shares of Common Stock beneficially owned 12,100 Age 46	Since 1990, Mr. Toppino has served as the Executive Vice President, founder and principal of Secured Capital Corp., a real estate investment bank. Mr. Toppino is also a director of Secured Capital Japan Co. Ltd., which is a corporation incorporated under the law of Japan and a public company that trades on the Tokyo Stock Exchange. Secured Capital is an investment manager and asset manager of Japanese commercial real estate properties and Japanese loan portfolios.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP
      Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman of the board of directors, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.
      During the year ended December 31, 2004, our board of directors held five regular meetings and nine special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served.
Attendance at Annual Meeting of Stockholders
      In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All directors standing for re-election attended the 2004 annual meeting of stockholders.
Board Member Independence
      Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual describes the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. The portion of our board of directors’ Corporate Governance Guidelines addressing director independence is attached to this proxy statement as Annex I, and the full text of the Guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR RELATIONS,” then “CORPORATE GOVERNANCE,” and then “Corporate Governance Guidelines.” In determining whether any of our director nominees has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE Listed Company Manual requirements on independence as well as our own Guidelines. Our Guidelines provide that if any director receives more than $100,000 per year in compensation from the Company, he or she will not be considered independent. Our board of directors interpreted this language to exclude director and committee fees, which is consistent with the NYSE Listed Company Manual requirements for independence. Our board of directors also decided to revise the Guidelines to specifically include this exception. Our board of directors has affirmatively determined that, with the exception of Messrs. Archie Bennett, Jr. and Montgomery J. Bennett who are our Chairman of the board of directors and Chief Executive Officer, respectively, all of the directors nominated for election at the annual meeting are independent of Ashford and its management under the standards set forth in the Corporate Governance Guidelines, as interpreted by our board of directors, and the NYSE listing requirements. In making its determination, our board of directors examined relationships between directors or their affiliates with Ashford and its affiliates including those reported below under the heading “Certain Relationships and Related Transactions” on page 24. Therefore, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein infers compliance with the NYSE independence tests.

Board Committees and Meetings
      The current standing committees of our board of directors are the Audit Committee, the Compensation Committee and the Nominating/ Corporate Governance Committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the Investor Relations section of our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE.” The members of the committees are identified in the table below, and a description of the principal responsibilities of each committee follows.

Nominating/Corporate
	Audit	Compensation	Governance

Archie Bennett, Jr.
Montgomery J. Bennett
Martin L. Edelman			Chair
W.D. Minami	X
W. Michael Murphy	X	Chair	X
Philip S. Payne	Chair	X
Charles P. Toppino		X
      The Audit Committee, composed of three independent directors, met five times during 2004. This committee’s purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence; and

•	The performance of our internal audit function and independent auditors.
      Our board of directors has determined that both Mr. Payne and Minami are “audit committee financial experts,” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended.
      The Compensation Committee, composed of three independent directors, met four times during 2004. This committee’s purpose is to:

•	Discharge the board of director’s responsibilities relating to compensation of the executives of Ashford;

•	Produce an annual report on executive compensation for inclusion in the our proxy statement; and

•	Oversee and advise the board of directors on the adoption of policies that govern our compensation programs, including stock and benefit plans.
      The Nominating/ Corporate Governance Committee, composed of two independent directors, met one time during 2004. This committee’s purpose is to:

•	Identify individuals qualified to become members of our board of directors;

•	Recommend that our board of directors select the director nominees for the next annual meeting of stockholders;

•	Identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

•	Develop and implement Ashford’s Corporate Governance Guidelines.
Board Member Compensation
      Each of our independent directors who does not serve as the chairman of one of our committees is paid a director’s fee of $20,000 per year. Each director who serves as a committee chairman, other than the chairman of our Audit Committee, is paid a director’s fee of $25,000. The director who serves as the chairman of our Audit Committee is paid a director’s fee of $35,000 per year. Each director is also paid a fee of $2,000 for each board of directors or committee meeting that he or she attends in person, except that the chairman of each committee is paid a fee of $3,000 for each committee meeting that he or she attends in person. Each director is also paid a fee of $500 for each telephone board or telephone committee meeting that he or she attends or other board or committee meeting that he or she attends via teleconference. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.
      In 2004, our board of directors formed a special committee comprised solely of independent directors to evaluate a potential 21 property related party acquisition. The special committee retained independent advisors to review, evaluate, and negotiate the transaction, which the special committee unanimously approved. On March 8, 2005, the compensation committee approved a payment of $60,000 to the chairman of the special committee and a payment of $45,000 to each of the other three special committee members, in each case as compensation for their service on the special committee.
      On the date of the first meeting of the board of directors following each annual meeting of stockholders at which an independent director is reelected to our board of directors, each independent director will receive additional restricted stock grants of 2,000 shares of our Common Stock. These restricted stock grants will be fully vested immediately. In accordance with this policy, we granted 2,000 shares of fully vested Common Stock to each of our independent directors in May 2004.
      Additionally, we granted to our Chairman 10,500 shares of Common Stock in March 2004 based, in part, on his leadership role on the board during 2003 and 56,000 shares of common stock in March 2005 based, in part, on his leadership role on the board during 2004.
Non-Compete Agreement
      We entered into a non-compete agreement with Mr. Archie Bennett, Jr. in August 2003. The non-compete agreement provides for Mr. Bennett to serve as our executive Chairman. The non-compete agreement has an initial term ending December 31, 2006 and is subject to automatic one-year extensions thereafter, in each case, unless either party provides at least six months’ notice of non-renewal. Mr. Bennett’s non-compete agreement allows him to continue to act as Chairman of Remington Hotel and Remington Lodging provided his duties for Remington Hotel do not materially interfere with his duties to us.
      The non-compete agreement provides for, among other provisions:

•	an annual director’s fee of $200,000, of which $25,000 may be paid in the form of shares of our Common Stock, at the discretion of our compensation committee;

•	director’s and officer’s liability insurance coverage; and

•	participation in other incentive, savings and retirement plans, in the discretion of our compensation committee.
OUR CORPORATE GOVERNANCE PRINCIPLES
      Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Director Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE.”

      Each director should perform, to the best of his ability, the duties of a director, including the duties as a member of a committee of our board of directors in good faith; in our best interests and the best interests of our stockholders; and with the care that an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when, but only when, the circumstances would alert a reasonable director to the need thereof. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of stockholders.
      Our Nominating/ Corporate Governance Committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the Nominating/ Corporate Governance Committee’s selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our Nominating/ Corporate Governance Committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of shareholders and other relevant factors. It reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and it annually recommends to the board of directors nominees for each committee of the board. In addition, our Nominating/ Corporate Governance Committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board. Our Nominating/ Corporate Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by writing to our secretary at our corporate headquarters in Dallas, Texas, giving the candidate’s name, biographical data and qualifications. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to the nominating/corporate governance committee. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as director. The Nominating/ Corporate Governance Committee will consider candidates recommended by stockholders provided stockholders follow, when submitting recommendations, the procedures set forth below in the “Stockholder Procedures for Recommending Candidate for Director” section of this proxy statement. The Nominating/ Corporate Governance Committee evaluates a candidate using the minimum criteria set forth above without regard to who nominated the candidate.
      Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities. The Nominating/ Corporate Governance Committee and our board of directors will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of stockholders.
      None of the directors on the Compensation Committee, or any of our executive officers will serve as a member of a board of directors or any compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.
      Upon attaining the age of 75 and annually thereafter, a director will tender a letter of proposed retirement from our board of directors to the chairperson of our Nominating/ Corporate Governance Committee. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed retirement or request that the director continue to serve.
      If the Chief Executive Officer resigns from his position with Ashford, he will tender to our board of directors a letter of proposed resignation from the board. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board of directors should accept such proposed resignation or request that the director continue to serve.

      When a director’s principal occupation or business association changes substantially from the position he held when originally invited to join our board of directors, the director will tender a letter of proposed resignation from the board to the chairperson of our Nominating/ Corporate Governance Committee. Our Nominating/ Corporate Governance Committee will review the director’s continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, the board should accept such proposed resignation or request that the director continue to serve.
OTHER GOVERNANCE INFORMATION
Stockholder Procedures for Recommending Candidate for Director
      Stockholders who wish to recommend individuals for consideration by the Nominating/ Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Secretary at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. For the committee to consider a candidate, submissions must include sufficient biographical information concerning the recommended individual, including age, employment history, a description of each employer’s business that includes employer names and phone numbers, affirmation of whether such individual can read and understand basic financial statements and a list of board memberships the candidates holds, if any. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to our Nominating/ Corporate Governance Committee.
      The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected by the stockholders. Once a reasonably complete recommendation is received by our Nominating/ Corporate Governance Committee, a questionnaire will be delivered to the recommended candidate which will request additional information regarding the recommended candidate’s independence, qualifications and other information that would assist our Nominating/ Corporate Governance Committee in evaluating the recommended candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The recommended candidate must return the questionnaire within the time frame provided to be considered for nomination by our Nominating/ Corporate Governance Committee. Recommendations received between the period December 8, 2005 and January 7, 2006, will be considered for candidacy at the 2006 annual meeting of stockholders.
Stockholder Communication with our Board of Directors
      Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholder letters are screened by company personnel based on criteria established and maintained by our Nominating/ Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Meetings of Non-Management Directors
      Our board of directors will have at least two regularly scheduled meetings per year for the non-management directors without management present. At these meetings, the non-management directors will review strategic issues for our board of directors’ consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that the chairman of our Nominating/ Corporate Governance Committee, currently Mr. Edelman, will preside at such meetings. The presiding director is responsible for advising the Chief Executive Officer of decisions reached and suggestions made at these meetings. The presiding director may have other duties as determined by the directors. These meetings shall also constitute meetings of our Nominating/ Corporate Governance Committee, with any non-management directors who are not members of such committee attending by invitation. Stockholders may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Stockholder Communication with our Board of Directors” section of this proxy statement. If non-

management directors include a director that is not an independent director, then at least one of the scheduled meetings should include only independent directors.
Director Orientation and Continuing Education
      Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to provide such education in order to improve both our board of directors and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
EXECUTIVE OFFICERS
      The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title

Montgomery J. Bennett	39	President and Chief Executive Officer
Douglas A. Kessler	44	Chief Operating Officer
David A. Brooks	45	Chief Legal Officer and Secretary
David J. Kimichik	44	Chief Financial Officer and Treasurer
Mark L. Nunneley	47	Chief Accounting Officer
      For a description of the business experience of Mr. Montgomery Bennett, see the “Election of Directors” section of this proxy statement.
      Mr. Kessler has served as our Chief Operating Officer and Head of Acquisitions since May, 2003. From July of 2002 until August, 2003, Mr. Kessler served as the managing director/chief investment officer of Remington Hotel Corporation. Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs’ Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler co-led the formation of Goldman Sachs’ real estate investment management operations in France.
      Mr. Brooks has served as our Chief Legal Officer and Head of Transactions since May, 2003. He served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation from January, 1992 until August, 2003. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.
      Mr. Kimichik has served as our Chief Financial Officer and Head of Asset Management since May, 2003. Mr. Kimichik has been associated with the Remington Hotel Corporation principals for the past 20 years and was President of Ashford Financial Corporation, an affiliate of ours, from 1992 until August, 2003. Mr. Kimichik previously served as Executive Vice President of Mariner Hotel Corporation, an affiliate of Remington Hotel Corporation, in which capacity he administered all corporate activities, including business development, financial management and operations.
      Mr. Nunneley has served as our Chief Accounting Officer since May, 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of AICPAs.
EXECUTIVE COMPENSATION
      Our direction and policies are established by our board of directors and implemented by our Chief Executive Officer. The Summary Compensation Table below shows certain compensation information for our Chief Executive Officer and four other most highly compensated executive officers, for services rendered in all capacities during the years ended December 31, 2004 and December 31, 2003.
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation
						Restricted
		Salary		Bonus		Stock Awards

Montgomery J. Bennett	2004	425,000		531,250		256,086	(1)
President and Chief Executive Officer	2003	149,044	(2)	141,667	(2)	1,990,602	(3)
Douglas A. Kessler	2004	300,000		300,000		124,920	(1)
Chief Operating Officer	2003	106,736	(2)	75,000	(2)	947,079	(3)
David A. Brooks	2004	260,000		234,000		73,911	(1)
Chief Legal Officer and Secretary	2003	93,198	(2)	52,000	(2)	343,656	(3)
David J. Kimichik	2004	260,000		234,000		73,911	(1)
Chief Financial Officer and Treasurer	2003	88,000	(2)	52,000	(2)	645,345	(3)
Mark L. Nunneley	2004	150,000		90,000		36,435	(1)
Chief Accounting Officer	2003	45,000	(2)	27,000	(2)	162,504	(3)

(1)	Represents shares of restricted Common Stock issued on March 15, 2004, valued at $10.41 per share, the closing price of our Common Stock on the date of issuance. All such shares vest 1/3 annually beginning with the first anniversary of issuance. Dividends will be paid on the shares of restricted Common Stock.

(2)	Represents salaries or bonuses for the period August 29, 2003 (the date of our initial public offering) through December 31, 2003.

(3)	Represents shares of restricted Common Stock issued upon the completion of our initial public offering valued at $9.00 per share, the initial public offering price of our Common Stock. All such shares vest 1/3 annually beginning with the first anniversary of issuance. Dividends will be paid on the shares of restricted Common Stock.
Employment Agreements
      In addition to the non-compete agreement with our Chairman described above under “Board of Directors and Committee Membership — Non Compete Agreement,” we entered into employment agreements with each of Messrs. Montgomery Bennett, Kessler, Brooks, Kimichik and Nunneley in August, 2003. The employment agreements provide for Mr. Bennett to serve as our President and Chief Executive Officer, Mr. Kessler to serve as our Chief Operating Officer, Mr. Brooks to serve as our Chief Legal Officer and Secretary, Mr. Kimichik to serve as our Chief Financial Officer and Treasurer, and Mr. Nunneley to serve as our Chief Accounting Officer. These employment agreements require Messrs. Kessler, Brooks, Kimichik and Nunneley to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. Mr. Bennett’s employment agreement allows him to continue to act as Chief Executive Officer and President of Remington Hotel and to act as an executive officer of the general partner of Remington Lodging, provided his duties for Remington Hotel and Remington Lodging do not materially interfere with his duties to us.
      Each of the employment agreements has an initial term ending December 31, 2006 (December 31, 2007 in the case of Mr. Bennett) and is subject to automatic one-year renewals at the end of the initial term, unless either party provides at least six months’ notice of non-renewal.

      The employment agreements provide for:

•	An annual base salary of $425,000 for Mr. Bennett, $300,000 for Mr. Kessler, $260,000 for Mr. Brooks, $260,000 for Mr. Kimichik and $135,000 for Mr. Nunneley, subject to increase in accordance with our normal executive compensation practices;

•	Eligibility for annual cash performance bonuses under our incentive bonus plans;

•	Director’s and officer’s liability insurance coverage;

•	Participation in other incentive, savings and retirement plans applicable generally to our senior executives; and

•	Medical and other group welfare plan coverage and fringe benefits provided to our senior executives.
      Mr. Bennett’s annual bonus will range from 75% to 125% of his base salary, and will be at least 75% of his base salary for the first four years of his employment term. Mr. Kessler’s annual bonus will range from 50% to 100% of his base salary, and will be at least 50% of his base salary for the first three years of his employment term. Mr. Brooks’ annual bonus will range from 30% to 90% of his base salary, and will be at least 30% of his base salary for the first three years of his employment term. Mr. Kimichik’s annual bonus will range from 30% to 90% of his base salary, and will be at least 30% of his base salary for the first three years of his employment term. Mr. Nunneley’s annual bonus will range from 20% to 60% of his base salary, and will be at least 20% of his base salary for the first three years of his employment term.
      In addition, in connection with our initial public offering:

•	Mr. Bennett was granted 221,178 shares of our Common Stock (valued at $1,990,602, at the initial public offering price of our Common Stock);

•	Mr. Kessler was granted 105,231 shares of our Common Stock (valued at $947,079, at the initial public offering price of our Common Stock);

•	Mr. Brooks was granted 38,184 shares of our Common Stock (valued at $343,656, at the initial public offering price of our Common Stock);

•	Mr. Kimichik was granted 71,705 shares of our Common Stock (valued at $645,345, at the initial public offering price of our Common Stock); and

•	Mr. Nunneley was granted 18,056 shares of our Common Stock (valued at $162,504, at the initial public offering price of our Common Stock).
      The restricted stock granted to each of our executive officers in connection with our initial public offering vests in equal annual installments on each of the first three anniversaries of the initial public offering of our Common Stock. The actual number of shares of restricted stock granted to these five executive officers was equal, in the aggregate, to 1.45% of the fully-diluted shares of Common Stock outstanding after completion of the initial public offering of our Common Stock, excluding the 65,024 shares issued to the underwriters but including shares sold upon the exercise of the underwriters’ overallotment option.
      The employment agreements provide that, if an executive’s employment is terminated by the executive for “good reason” or after a “change of control” (each as defined in the applicable employment agreement), or by us without cause during the initial term of his employment agreement, the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to two times (three times in the case of Mr. Bennett) of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	pro-rated payment of the incentive bonus;

•	all restricted stock held by such executive will become fully vested; and

•	health benefits for one year (18 months in the case of Mr. Bennett) following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer.
      If the executive is terminated by us without cause after the initial term of his employment agreement or we do not renew his agreement, then the executive will receive all of the benefits above except that his lump sum cash payment will be equal to one times the sum of his then-current annual base salary plus his average bonus over the prior three years.
      In addition, if the severance payment to any executive is deemed to be a “golden parachute payment” under § 280G of the Internal Revenue Code of 1986, as amended, then such executive would also be entitled to a tax gross-up payment to cover his excise tax liability under § 280G.
      Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability.
      Mr. Bennett’s employment agreement also contains standard confidentiality, non-compete and non-solicitation provisions. The confidentiality provisions apply during the term of the employment agreement and for a period of two years thereafter. The non-compete and non-solicitation provisions apply during the term of his employment agreement, and if Mr. Bennett resigns without cause, for a period of one year thereafter, or if Mr. Bennett is removed for “cause” (as defined in his employment agreement), for a period of 18 months thereafter. In the case of Mr. Bennett’s resignation without cause, in consideration for his non-compete, Mr. Bennett will receive a cash payment, to be paid in equal monthly installments during the one-year non-compete period, equal to the sum of his then-current annual base salary plus average bonus over the prior three years. Mr. Bennett’s non-compete period will terminate if Remington Lodging terminates our exclusivity rights under the mutual exclusivity agreement between Remington Lodging and us.
      The other executives’ employment agreements also contain standard confidentiality, non-compete and non-solicitation provisions. The non-compete and non-solicitation provisions apply during the terms of their employment agreement, and if any of them resigns without cause during the initial three-year term of his agreement, for a period of one year thereafter. In the case of such executive’s resignation without cause, in consideration for his non-compete, he will receive a cash payment, to be paid in equal monthly installments during the one-year non-compete period, equal to the sum of his then-current annual base salary, plus average bonus over the prior three years. In the event either Mr. Kessler, Mr. Brooks, Mr. Kimichik or Mr. Nunneley’s employment is terminated for “cause” (as defined in the respective employment agreement), or he resigns without cause after the initial three-year term of his employment agreement, he will not be subject to a non-compete and will not be entitled to any cash payment other than accrued and unpaid base salary to the date of his separation from us.

EQUITY COMPENSATION PLANS
      The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31, 2004.

Number of securities
remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
Plan Category	warrants and rights	rights	reflected in first column)

Equity compensation plans approved by stockholders:	None	N/A	736,964
Equity compensation plans not approved by stockholders:	None	N/A	-0-

Total	None	N/A	736,964
COMPENSATION COMMITTEE
      Compensation for our executive officers is administered under the direction of our Compensation Committee. In their role as our administrator of compensation programs, our Compensation Committee approves the compensation arrangements of all executives.
      The following is our Compensation Committee’s report, in its role as reviewer of our executive pay programs, on 2004 compensation practices for our executive officers. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.
COMPENSATION COMMITTEE REPORT
Executive Compensation Program Philosophy
      The philosophy behind Ashford’s executive compensation programs is to attract, motivate and retain the executives needed in order to maximize the creation of long-term stockholder value. The Compensation Committee (the “Committee”) believes that the uniqueness of Ashford’s business, its strategic direction and the required caliber of employees needed to execute its strategy require that compensation be determined based on the following factors:

•	Responsibilities within Ashford.

•	Completion of individual business objectives (which objectives may vary greatly from person to person).

•	Overall performance of Ashford.

•	Amount and form of prior compensation.

•	Contributions toward executing the business strategy of Ashford.
      The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

2004 Compensation for Executive Officers, other than the Chief Executive Officer
      For 2004, the primary components of Ashford’s executive’s compensation consist of: (i) base salaries; (ii) annual bonuses; and (iii) other executive programs and benefits. Each element is described in more detail below.

Base Salaries
      The Chief Executive Officer, utilizing the above factors, reviews base salaries annually and makes recommendations to the Committee. Any interim modifications to salaries are also based on the above factors and recommendations are made to the Committee. In March 2005, the Chief Executive Officer made recommendations to the Committee with respect to increases in the base salaries for each of our executive officers other than the Chief Executive Officer, and the Committee and our Board of Directors approved increased base salaries of $360,000, $286,000, $286,000 and $181,500 for our Chief Operating Officer, our Chief Financial Officer, our Chief Legal Officer and our Chief Accounting Officer, respectively. These new base salaries are effective as of January 1, 2005.

Annual Bonuses
      The employment agreements for each of the executive officers provide for a minimum annual bonus during the initial terms of the respective agreements but allow for increased bonuses based on the level of accomplishment of management and performance objectives as established by the Board or the Committee. Each of the employment agreements also provides for a maximum incentive bonus, which can be no more than 100% of base salary for our Chief Operating Officer, 90% of base salary for our Chief Financial Officer and our Chief Legal Officer, and 60% of base salary for our Chief Accounting Officer. Each of the executive officers received a bonus for the 2004 fiscal year at the high end of the minimum and maximum bonus numbers set forth in their respective employment agreements. In making its determination as to the level of bonuses paid to the executive officers, the compensation committee utilized the services of FPL Advisory Group, a consulting firm, which conducted a survey of executive officer compensation within competitive industries and made a recommendation as to 2004 bonuses for our executive officers.

Long-Term Incentives
      The Committee believes that Ashford’s key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a considerable portion of their total compensation paid in the form of stock. This element of the total compensation program is intended to align the executive’s interest to that of Ashford stockholders through the granting of stock options, restricted stock and other incentive-based awards. The same factors that are used in determining other elements of compensation are used in determining long-term incentive grants. The Committee granted 29,700 shares of Common Stock to executive officers, other than the Chief Executive Officer, and 5,600 shares of Common Stock to other key employees in March 2004 based, in part, on the performance of these executive officers and employees during 2003. Additionally, the Committee granted 188,900 shares of Common Stock to executive officers, other than the Chief Executive Officer, and 18,000 shares of Common Stock to other key employees in March 2005 based, in part, on the performance of these executive officers and employees during 2004. All such shares will vest in equal annual installments on each of the first three anniversaries of the date of issuance.

Other Executive Programs and Benefits
      Ashford maintains an Employee Savings Incentive Plan (“ESIP”). Under the ESIP, Ashford matches 25% of a participant’s contribution to the ESIP, up to 10% of such participant’s base salary.
2004 Compensation for the Chief Executive Officer
      The same philosophies described above for executive compensation were used by the Committee to set the compensation of our Chief Executive Officer, Mr. Montgomery Bennett.

Base Salary
      Mr. Bennett is compensated pursuant to an employment agreement entered into in August, 2003. Mr. Bennett’s employment agreement provides for an annual base salary of $425,000, subject to increase in accordance with our normal executive compensation practices. For 2005, the Committee recommended to the board of directors and the board approved a base salary of $467,500 for Mr. Bennett.

Annual Bonus
      The employment agreement for Mr. Bennett provides for a minimum annual bonus during the initial term of the agreement but allows for an increased annual bonus based on the level of accomplishment of management and performance objectives as established by the Board or the Committee. Mr. Bennett’s employment agreement also provides for a maximum incentive bonus, which can be no more than 125% of his base salary. Mr. Bennett received a bonus for the 2004 fiscal year at the high end of the minimum and maximum bonus numbers set forth in his employment agreement. In making its determination as to the level of bonuses paid, the compensation committee utilized the services of FPL Advisory Group, a consulting firm which conducted a survey a chief executive officer compensation within competitive industries and made a recommendation as to the 2004 bonus of our chief executive officer.

Long-Term Incentives
      The Committee granted 24,600 shares of Common Stock to Mr. Bennett in March 2004 based, in part, on his performance during 2003. Additionally, the Committee granted 109,500 shares of Common Stock to Mr. Bennett in March 2005 based, in part, on his performance during 2004. All such shares will vest in equal annual installments on each of the first three anniversaries of the date of issuance.
Deductibility of Executive Compensation Pursuant to Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated executive officers. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely on account of attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by a separate stockholder vote prior to payment, and (iii) prior to payment, the Committee certifies that the performance goals were attained and other material terms were satisfied. The Committee intends, to the extent feasible and where it believes it is in the best interests of Ashford and its stockholders, to attempt to qualify executive compensation as tax deductible; however, the Committee does not intend to allow this tax provision to negatively affect the Committee’s development and execution of effective compensation plans. The Committee intends to maintain the flexibility to take actions it considers to be in the best interests of Ashford and its stockholders.
Conclusion
      Executive compensation at Ashford is subject to considerable focus by the Committee, the board of directors and management. The Committee believes that Ashford’s compensation programs and other benefits produce a strong attraction and motivation for Ashford’s executive officers and help align their interests with the interests of Ashford’s stockholders.

COMPENSATION COMMITTEE

W. Michael Murphy, Chairman
Philip S. Payne
Charles P. Toppino

PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our Common Stock, with the cumulative total return of the S&P 500 Stock Index, the NAREIT Mortgage Index and the NAREIT Lodging Resort Index for the period August 29, 2003, the date of our initial public offering, through December 31, 2004, assuming the investment of $100 on August 29, 2003 in stock or index-including reinvestment of dividends. The NAREIT Lodging Resorts Index is not a published index; however, we believe the companies included in this index provide a representative example of enterprises in the lodging resort line of business in which we engage. Stockholders who wish to request a list of companies in the NAREIT Lodging Resorts Index may send written requests to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. The stock price performance shown on the graph is not necessarily indicative of future price performance.
COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
AMONG ASHFORD HOSPITALITY TRUST, INC., THE S&P 500 INDEX,
THE NAREIT MORTGAGE INDEX AND THE NAREIT LODGING & RESORTS INDEX

*	$100 invested on 8/29/03 in stock or on 7/31/03 in index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return

	8/03	8/03	9/03	10/03	11/03	12/03	1/04	2/04	3/04

Ashford Hospitality Trust, Inc.	$100.00	$103.00	$99.67	$101.67	$105.56	$104.33	$106.11	$110.00	$113.91
S&P 500	100.00	101.95	100.87	106.57	107.51	113.15	115.23	116.83	115.07
NAREIT Mortgage	100.00	98.33	97.94	106.03	113.45	116.18	121.92	130.76	140.37
NAREIT Lodging & Resorts	100.00	100.00	107.85	109.37	115.52	123.13	127.60	125.76	131.87

	Cumulative Total Return (continued)

	4/04	5/04	6/04	7/04	8/04	9/04	10/04	11/04	12/04

Ashford Hospitality Trust, Inc.	$93.90	$99.26	$94.44	$101.11	$97.26	$107.90	$111.22	$113.63	$126.51
S&P 500	113.26	114.81	117.05	113.17	113.63	114.86	116.61	121.33	125.46
NAREIT Mortgage	107.05	113.60	117.50	113.77	123.03	126.38	121.50	131.61	137.59
NAREIT Lodging & Resorts	118.32	123.90	128.13	128.41	132.96	136.33	140.79	150.04	163.73

AUDIT COMMITTEE
      Our Audit Committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE.
      The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.
AUDIT COMMITTEE REPORT
      The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford’s internal auditors, in each case without the presence of management.
      The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, Ashford’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Ashford’s consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
      During the course of the year, management completed the documentation, testing and evaluation of Ashford’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advise to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Ashford’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Ashford’s annual report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in Ashford’s annual report on Form 10-K for the fiscal year ended December 31, 2004 related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Ashford’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in fiscal 2005.
      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with the Audit Committees), including the quality of Ashford’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with

Ernst & Young LLP matters relating to its independence, including review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the board of directors that the board approve the inclusion of Ashford’s audited financial statements in Ashford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Philip S. Payne,
Chairman
W.D. Minami
W. Michael Murphy

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i) Voting power which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or

(ii) Investment power which includes the power to dispose, or to direct the disposition of, any class of our voting securities.
Security Ownership of Management
      Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Stock as of March 11, 2005, by (i) each of our directors, (ii) each of our executive officers and (iii) all of our directors and executive officers as a group. No directors or executive officers own any shares of Series B-1 Preferred Stock.

	Number of
	Shares
	Beneficially	Percent of
Name of Stockholder	Owned(1)	Class(2)

Montgomery J. Bennett	3,091,152	8.00%
Archie Bennett, Jr.	3,091,152	8.00%
Martin Edelman	232,647	*
Charles P. Toppino	12,100	*
Philip S. Payne	12,000	*
W.D. Minami	11,500	*
W. Michael Murphy	9,000	*
David A. Brooks	265,931	*
Douglas Kessler	117,231	*
Mark L. Nunneley	109,813	*
David Kimichik	78,805	*

All executive officers and directors as a group (11 persons)	7,031,331	16.88%

*	Denotes less than 1.0%.

(1)	Assumes that all units of our operating partnership held by such person or group of persons are redeemed for Common Stock (regardless of when such units are redeemable) and includes restricted stock grants made in connection with our initial public offering and on March 16, 2004. All such stock grants vest in equal annual installments on each of the first three anniversaries of the date of their issuance.

(2)	The total number of shares outstanding used in calculating the percentage assumes that none of the operating partnership units held by other persons are redeemed for Common Stock.
Security Ownership of Certain Beneficial Owners
      Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Stock and our Series B-1 Preferred Stock as of March 11, 2005, by the persons known to Ashford to be the beneficial owners of five percent or more of either our Common Stock or our Series B-1 Preferred Stock. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford’s voting securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

		Number of
		Shares
		Beneficially		Percent of
Title of Securities	Name of Stockholder	Owned		Class(1)

Common Stock	Eubel Brady & Suttman Asset Management, Inc.	4,140,026	(2)	11.45%
Common Stock	Kensington Investment Group, Inc.	3,203,735	(3)	8.86%
Series B-1 Preferred Stock	Security Capital Preferred Growth Incorporated	993,049		100.00%

(1)	The total number of shares of Common Stock outstanding used in calculating the percentage assumes that none of the operating partnership units held by other persons are redeemed for Common Stock.

(2)	Based on information provided by Eubel Brady & Suttman Asset Management, Inc. in a Request for Waiver of Ownership Limit submitted to our board of directors on March 2, 2005. Eubel Brady & Suttman Asset Management, Inc.’s address is 7777 Washington Drive, Suite 210, Dayton, Ohio 45459.

(3)	Based on information provided by Kensington Investment Group, Inc. in Schedule 13/ G filed with the Securities and Exchange Commission on January 10, 2005. Kensington Investment Group, Inc.’s address is 4 Orinda Way, Suite 220-D, Orinda, California 94563.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2004, all of our directors, executive officers and beneficial owners of more than ten percent of our Common Stock were in compliance with the Section 16(a) filing requirements.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Our operating partnership entered into a master management agreement with Remington Lodging, subject to certain independent director approvals, pursuant to which Remington Lodging operates and manages most of our hotels. Remington Lodging is an affiliate of Remington Hotel Corporation, both of which are beneficially owned 100% by Messrs. Archie and Montgomery Bennett. The fees due to Remington Lodging under the management agreement include management fees, project and purchase management fees and other fees. The actual amount of management fees for the properties managed by Remington Lodging for the 12 months ended December 31, 2004, was equal to approximately $2.9 million. The actual amount of project and purchase management fees for the same period was approximately $1.2 million. The actual amount of other fees for the same period was approximately $0.8 million for accounting fees incurred at the property level.
      Further, we and our operating partnership entered into a mutual exclusivity agreement with Remington Lodging and Remington Hotel and Messrs. Archie and Montgomery Bennett, pursuant to which we have a first right of refusal to purchase lodging investments identified by them. We also agreed to hire Remington Lodging for the management or construction of any hotel which is part of an investment we elect to pursue, unless either all of our independent directors elect not to do so or a majority of our independent directors elect not to do so based on a determination that special circumstances exist or that another manager or developer could perform materially better than Remington Lodging.
      On March 16, 2005, we acquired twenty-one hotel properties from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros, which collectively owned approximately 78% of the acquired hotels, and certain members of our senior management, which collectively owned approximately 22% of the acquired hotels, for approximately $250.0 million. The selling entities are collectively referred to as FGSB. The $250 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on the $10.07 average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004. The $250 million purchase price was determined based on an 8.8x trailing 12-month EBITDA multiple, an EBITDA yield of 11.4% and a trailing 12-month net operating income capitalization rate of 9.5% on the entire 21-hotel portfolio based on a trailing 12-month net operating income of $23.7 million. The members of our senior management and one of our independent directors who owned minority interests in these properties, and the consideration each received in the transaction, are as follows:

Archie Bennett, Jr., Chairman of our Board of Directors	361,604 Common Units
419,967 Class B Units $246,008*
Montgomery J. Bennett, Director, President and Chief Executive Officer	361,604 Common Units
419,967 Class B Units $247,689*
Martin L. Edelman, Director	92,712 Common Units $930,000
David A. Brooks, Chief Legal Officer	45,788 Common Units $461,159*
David J. Kimichik, Chief Financial Officer	45,788 Common Units $461,159*
Mark L. Nunneley, Chief Accounting Officer	18,333 Common Units $184,468*

*	In connection with the consummation of this transaction, the selling entity owned by our senior management team was required to repay indebtedness owed to the FGS entities totaling $1,531,899. Netting each individual’s portion of such repayment against the consideration received by that individual, Messrs. Archie and Montgomery Bennett had to pay to the FGS entities $365,282 and $363,601, respectively, and Messrs Brooks, Kimichik and Nunneley received $384,402, $384,402 and $153,765, respectively.
     In connection with this acquisition, the Company’s board of directors formed a special committee solely comprised of independent directors to evaluate this transaction. The special committee retained independent advisors to review, evaluate, and negotiate the transaction, which the Special Committee unanimously approved. The special committee was comprised of the following disinterested directors, who will receive the following compensation for their service on the special committee:

W.D. Minami, Director and Chairman of the Special Committee	$60,000
W. Michael Murphy, Director	45,000
Philip S. Payne, Director	45,000
Charles P. Toppino, Director	45,000
      In connection with the consummation of our initial public offering, we acquired eight asset management and consulting agreements between Ashford Financial Corporation and eight hotel management companies in consideration of 1,025,000 units of limited partnership interest in Ashford Hospitality Limited Partnership. Under these eight agreements, Ashford Financial Corporation provided asset management and consulting services to 27 hotels managed under contract with the eight management companies. We now hold Ashford Financial Corporation’s interest under the contributed agreements and perform the services instead of Ashford Financial Corporation. Each of the eight management companies is either a wholly owned subsidiary of Remington Hotel Corporation, which is owned 100% by Messrs. Archie and Montgomery Bennett, or is 100% owned by one or both of the Bennetts. Messrs. Archie and Montgomery Bennett also own 100% of Ashford Financial Corporation. Pursuant to a written guaranty agreement executed by Ashford Financial Corporation for our benefit, Ashford Financial Corporation guaranteed that we will be paid a minimum of $1.2 million per year for five years from our initial public offering, in consulting fees under all of the asset management and consulting agreements, for a total guarantee of $6.0 million. The minimum guaranteed amount will be subject to annual adjustments based on the consumer price index. In March 2005, we acquired 21 of the 27 hotel properties for which we previously provided the asset management and consulting services. In connection with the acquisition, the asset management and consulting agreements for these properties were terminated, and we will no longer receive any fees under the terminated agreements. We do not expect the remaining six hotel properties for which we provide asset management and consulting services to generate sufficient revenue to result in at least $1.2 million (as adjusted) in fees to us per year of the agreement. However, pursuant to the written guaranty agreement executed by Ashford Financial Corporation for our benefit, Ashford Financial

Corporation will continue to guarantee a minimum fee of $1.2 million per year for five years from our initial public offering. We were paid approximately $1.3 million in 2004 under all of the asset management and consulting agreements, and we expect to receive the guaranteed minimum amount from Ashford Financial Corporation for the remainder of the five year term of the guaranty.
      Remington Hotel Corporation, which is owned 100% by Messrs. Archie and Montgomery Bennett, pay for certain corporate general and administrative expenses on our behalf, including rent, payroll, office supplies and travel. Such charges are allocated to us based on various methodologies, including headcount, office space, usage and actual amounts incurred. For the year ended December 31, 2004 and the period from inception to December 31, 2003, such costs were approximately $809,000 and $388,000, respectively, which are reimbursed by us monthly.
      In May, 2004 we entered into a broker agreement with Secured Capital Corp., a financial services firm. Pursuant to this agreement Secured Capital was to act as a financial advisor in obtaining permanent financing related to various hotel properties. Charles Toppino, a member of our board of directors, is an employee and principal of Secured Capital. We paid fees of approximately $707,000 under this agreement during 2004 in connection with a $210 million term loan with Merrill Lynch Mortgage Lending, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc. This agreement terminated in accordance with its terms in August 2004.
PROPOSAL NUMBER TWO — RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS
      We are asking our stockholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited our financial statements since we commenced operations in 2003. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
      Our Audit Committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to Ernst & Young LLP during the past two years with no reliance placed on the de minimis exception established by the SEC for approving such services.
      Services provided by Ernst & Young LLP during 2004 included the audits of (i) our annual financial statements and the financial statements of our subsidiaries, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; assistance with management’s evaluation of internal accounting controls; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2004 and 2003, fees incurred related to our principal accountants, Ernst & Young LLP, consisted of the following:

	Year Ended December 31,

	2004	2003

Audit Fees	$789,026	$851,388	(1)
Audit-Related Fees	146,705	270,411	(2)
Tax Fees	53,974	59,025	(3)
All Other Fees	—	—

Total	$959,705	$1,180,824

(1)	Represents professional fees associated with the audits of the Company’s annual consolidated financial statements, including assessment of internal controls, quarterly reviews, and $498,500 related to the Company’s 2003 initial public offering.

(2)	Represents professional fees associated with required audits of acquired properties in compliance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

(3)	Represents professional fees associated with tax planning, tax consultation, and review of tax returns.
     Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence.
      Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
      The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005.
PROPOSAL NUMBER THREE — ISSUANCE OF SERIES B-1
PREFERRED STOCK TO SECURITY CAPITAL
      At the meeting, you will be asked to vote on a proposal to approve the issuance of up to 2,285,865 shares of Series B-1 Preferred Stock that are convertible on a one for one basis into shares of our Common Stock and additional shares of our Common Stock that Security Capital may acquire pursuant to certain participation rights granted to Security Capital which expire no later than July 31, 2005. This approval is required by rule 312.03(c) of the NYSE Listed Company Manual. Rule 312.03(c) requires stockholder approval prior to the issuance of Common Stock, or securities convertible into Common Stock, if:

(i) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance; or

(ii) the number of shares of Common Stock, or securities convertible into Common Stock, to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding prior to such issuance.
      We have entered into an agreement with Security Capital under which we may issue up to 5,162,000 shares of Series B-1 Preferred Stock and up to 2,285,865 shares of Series B-2 Cumulative Convertible Redeemable Preferred Stock (“Series B-2 Preferred Stock”) to Security Capital. The two series of preferred stock are identical except with respect to voting rights and convertibility features. Each share of Series B-1 Preferred Stock is convertible, at the option of Security Capital, into a share of Common Stock, and all holders of Series B-1 Preferred Stock are entitled to vote on an as-converted basis, voting as a single class together with the holders of Common Stock, on all matters to be voted upon by our stockholders. Each share of Series B-2 Preferred Stock is automatically convertible into a share of Series B-1 Preferred Stock upon stockholder approval, and the holders of Series B-2 Preferred Stock have no voting rights.
      Pursuant to the terms of the purchase agreement, Security Capital has participation rights with respect to any sale of equity securities by us for consideration consisting solely of cash. These participation rights permit Security Capital to elect to acquire up to 20% of any equity securities we sell for consideration consisting solely of cash upon the same terms and conditions as the other purchasers of such securities. These participation rights will expire no later than July 31, 2005. Pursuant to this participation right and a result of the public Common Stock offering we completed in January 2005, Security Capital currently has the right to acquire up to 2,070,000 shares of Common Stock at $9.139 per share, if this Proposal Three is approved. If this Proposal Three is approved and Security Capital exercises its option to acquire 2,070,000 shares of Common Stock and if we issue all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, on an as converted and exercised basis, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Common Stock held by Security Capital will represent approximately 20.84% of our outstanding Common Stock.
      Pursuant to the terms of our agreement with Security Capital, we are soliciting your affirmative vote for approval of the issuance of (i) the 2,285,865 shares of our Series B-1 Preferred Stock and (ii) any additional shares of our Common Stock that Security Capital may acquire pursuant to the participation rights granted to Security Capital in the purchase agreement, which shares will include up to 2,070,000 shares of Common Stock that Security Capital currently has the right to acquire pursuant to its participation rights with respect to our public Common Stock offering in January 2005, if this Proposal Three is approved. Security Capital’s participation rights will expire no later than July 31, 2005. The 2,285,865 shares of our Series B-1 Preferred Stock and the additional shares of our Common Stock that Security Capital may acquire pursuant to its participation rights represents the number of shares of equity securities in excess of the limit specified by Rule 312.03(c) of the NYSE Listed Company Manual. Stockholder approval is required for (i) the issuance of 2,285,865 shares Series B-1 Preferred Stock to Security Capital in lieu of the issuance of 2,285,865 shares of Series B-2 Preferred Stock and (ii) the issuance of any additional shares of our Common Stock to Security Capital in connection with the exercise of Security Capital’s participation rights, including the 2,070,000 shares of our Common Stock that Security Capital currently has the right to acquire. Pursuant to rule 312.03(c) of the NYSE Listed Company Manual, the affirmative vote of a majority of votes cast on the proposal is required to adopt the proposal provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If the stockholders approve this Proposal 3, we will issue to Security Capital a maximum of 7,447,865 shares of Series B-1 Preferred Stock, and we will be authorized to issue to Security Capital up to 20% of any equity securities we sell for consideration consisting solely of cash until Security Capital’s participation rights expire, which will be no later than July 31, 2005, which will include up to 2,070,000 shares of Common Stock issuable to Security Capital in connection with its participation rights and our recent Common Stock offering. If the stockholders fail to approve this Proposal 3, a maximum of 5,162,000 shares of Series B-1 Preferred Stock and 2,285,865 shares of Series B-2 Preferred Stock will be issued to Security Capital and additional equity securities will be issued to Security Capital if it exercises its participation rights only to the extent such issuance will not violate rule 312.03(c) of the NYSE Listed Company Manual.
      The board of directors recommends a vote FOR approval of the issuance of 2,285,865 shares of Series B-1 Preferred Stock to Security Capital and the issuance of additional shares of our Common Stock that Security Capital may acquire pursuant to participation rights granted to Security Capital which expire no later than July 31, 2005. Unless otherwise instructed, proxies will be voted FOR approval of this proposal.
The Transaction
      In December 2004, we entered into an agreement with Security Capital that provides for the sale of up to 5,162,000 shares of Series B-1 Preferred Stock and up to 2,285,865 shares of Series B-2 Preferred Stock for a purchase price of $10.07 per share. The shares of Series B-1 Preferred Stock, when issued, will be convertible into Common Stock on a one-for-one basis by the holder at any time and will be entitled to quarterly dividends in arrears equal to the greater of $0.14 per share or the prevailing Common Stock dividend. The shares of Series B-2 Preferred Stock, when issued, will be automatically convertible into shares of Series B-1 Preferred Stock on a one-for-one basis upon stockholder approval and will be entitled to quarterly dividends in arrears equal to the greater of $0.14 per share or the prevailing Common Stock dividend, plus an additional dividend of $0.05015 per share beginning January 1, 2009 if (i) the conversion of the Series B-2 Preferred

Stock into Series B-1 Preferred Stock has not been completed and (ii) the price at which the Common Stock is then trading exceeds $10.07 per share.
      At the time we entered into the agreement with Security Capital, on an as converted and exercised basis, assuming the issuance of all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock represented approximately 22.39% of our outstanding Common Stock. As of March 11, 2005, on an as converted and exercised basis, assuming the issuance of all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock represented approximately 17.08% of our outstanding Common Stock.
      In February 2005, we amended the terms of our agreement with Security Capital. Pursuant to the terms of the original agreement, Security Capital is entitled to purchase up to 20% of any equity security offering we complete for certain periods of time ending no later than July 31, 2005. Pursuant to this participation right and as a result of the public Common Stock offering we completed in January 2005, Security Capital has the right to acquire up to 2,070,000 shares of Common Stock at $9.139 per share. Pursuant to the terms of the amendment, Security Capital may exercise it option to purchase these shares of Common Stock by delivering a written notice indicating such exercise to us no later than October 12, 2005. If Security Capital elects to exercise this option, the issuance of the 2,070,000 shares of Common Stock will occur on November 1, 2005. If Security Capital exercises its option to acquire 2,070,000 shares of Common Stock and if we issue all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, on an as converted and exercised basis, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Common Stock held by Security Capital will represent approximately 20.84% of our outstanding Common Stock.
      Our board of directors has waived the ownership restrictions, as provided in our charter, with respect to the ownership of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Common Stock issuable to Security Capital, subject to requirements that are meant to insure that our REIT qualification will not be jeopardized.
      Under the terms of the agreement with Security Capital, we sold 993,049 shares of Series B-1 Preferred Stock to Security Capital on December 30, 2004. We can sell an additional 993,049 shares of Series B-1 Preferred Stock to Security Capital in no more than two closings, at our option, occurring not later than June 30, 2005. If we do not exercise this option with respect to the 993,049 shares of Series B-1 Preferred Stock in full, Security Capital, at its option, can purchase any or all unsold shares, up to the full 993,049 shares, at a closing to occur on June 30, 2005. The purchase price for the shares of Series B-1 Preferred Stock is $10.07 per share.
      Further, we have the option to sell to Security Capital 5,461,767 shares of preferred stock, comprised of a combination of Series B-1 Preferred Stock and Series B-2 Preferred Stock (3,175,902 shares of Series B-1 Preferred Stock and 2,285,865 shares of Series B-2 Preferred Stock, assuming either we or Security Capital exercise our respective option with respect to the 993,049 shares described in the preceding paragraph) in no more than 11 closings, at our option, occurring not later than December 23, 2005. If we do not exercise this option with respect to all such shares, in full, Security Capital, at its option, can purchase any or all unsold shares, up to the full 5,461,767 shares of preferred stock, at a closing to occur on December 23, 2005. The purchase price for the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock is $10.07 per share.
      In connection with the transaction, we entered into certain related agreements with Security Capital, providing, among other things, for certain registration rights with respect to the shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and the Common Stock issuable upon exercise of the Series B-1 Preferred Stock.

Description of our Capital Stock
      Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. You should refer to our charter and bylaws for the complete provisions thereof.
      Our charter provides that we may issue up to 200 million shares of voting Common Stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share. Our board of directors has classified and designated 3,000,000 shares of Series A Preferred Stock, 7,447,865 shares of Series B-1 Preferred Stock and 2,285,865 shares of Series B-2 Preferred Stock. Only shares of Common Stock, Series A Preferred Stock and Series B-1 Preferred Stock are now outstanding. The Common Stock and the Series A Preferred Stock are currently listed on the New York Stock Exchange under the symbols “AHT” and “AHTPrA” respectively.
      Our board of directors is authorized by our charter, without stockholder approval, to issue additional authorized but unissued shares of our Common Stock or preferred stock and to classify or reclassify unissued shares of our Common Stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
      Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with the requirements set forth in the Internal Revenue Code or “Code” applicable to REITS and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to certain exceptions, no persons or person acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our Common Stock outstanding or (ii) 9.8% of the lesser of the n umber or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”
      At the time we entered into the agreement with Security Capital and assuming the full issuance of all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, on an as converted and exercised basis, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock represented approximately 22.39% of our outstanding Common Stock. As of March 11, 2005, assuming the full issuance of all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, on an as converted and exercised basis, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock represented approximately 17.08% of our outstanding Common Stock. If Security Capital exercises its option to acquire 2,070,000 shares of Common Stock and if we issue all available shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock available under the purchase agreement, on an as converted and exercised basis, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Common Stock held by Security Capital will represent approximately 20.84% of our outstanding Common Stock.
      Our board of directors has waived the ownership restrictions, as provided in our charter, with respect to the ownership of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Common Stock issuable to Security Capital, subject to requirements that are meant to insure that our REIT qualification will not be jeopardized.
      Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our Common Stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

      Common Stock — Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.
      Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our Common Stock will have equal dividend, liquidation and other rights.
      Our Common Stock ranks junior to both the Series A Preferred Stock and the Series B-1 Preferred Stock, our only other capital stock outstanding. The Series A Preferred Stock, the Series B-1 Preferred Stock, and to the extent any shares of Series B-2 Preferred Stock are issued, the Series B-2 Preferred Stock rank equally as to dividends and upon liquidation, dissolution and winding up.
      Series A Preferred Stock — Holders of Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment, cash dividends at the rate of 8.55% per annum on the $25.00 liquidation preference. Dividends on the Series A Preferred Stock are cumulative.
      Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution shall be made to or set apart for the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.
      The Series A Preferred Stock is not redeemable prior to September 22, 2009, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT. On and after September 22, 2009, we may redeem Series A Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
      Holders of Series A Preferred Stock generally have no voting rights. However, whenever dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on outstanding Series A Preferred Stock have been paid or declared and set apart for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series A Preferred Stock and shares of any class or series of shares ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
      The Series A Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series A Preferred Stock have no preemptive rights to subscribe for any securities of our company.
      Series B-1 Preferred Stock — Holders of Series B-1 Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment, cash dividends equal to the greater of $0.14 per share or the prevailing Common Stock dividend. Additional, if we have breached certain covenants contained in our purchase agreement with Security Capital, failed to cured such breach within 120 days and such breach is continuing, or if we fail to pay dividends on the Series B-1

Preferred Stock for four quarterly dividends periods, the holders of Series B-1 Preferred Stock will be entitled to an additional dividend equal to $0.05015 per share of Series B-1 Preferred Stock. Dividends on the Series B-1 Preferred Stock are cumulative.
      Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution shall be made to or set apart for the holders of any junior stock, the holders of Series B-1 Preferred Stock shall be entitled to receive a liquidation preference of $10.07 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company.
      We can redeem the Series B-1 Preferred Stock, in whole at any time or from time to time in part:

(i) at any time between the second anniversary and third anniversary of the final closing of the Series B-1 Preferred Stock under the purchase agreement with Security Capital if (x) the volume weighted average price of our Common Stock is equal to or greater than the product of 117.5% times the Conversion Price and (y) the number of shares of Common Stock traded during the thirty-day period used in the calculation of volume weighted average price is at least equal to the number of shares of Common Stock then issuable upon conversion of the Series B-1 Preferred Stock proposed to be redeemed;

(ii) on and after the third anniversary of the final closing; or

(iii) in the event of a determination by nationally recognized tax counsel that redemption is necessary to preserve our status as a REIT for federal income tax purposes prior to the third anniversary of the final closing.
      Each holder of Series B-1 Preferred Stock is entitled to require us to redeem the Series B-1 Preferred Stock for 100% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if a change of control occurs. Additionally, each holder of Series B-1 Preferred Stock is entitled to require us to redeem the Series B-1 Preferred Stock if a REIT termination event occurs or we cease to be listed for trading on the NYSE, the NASDAQ National Market system or the American Stock Exchange, in which case the redemption price for such shares will be equal to (i) 110% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if such repurchase occurs prior to the third anniversary of the final closing of the Series B-1 Preferred Stock under the purchase agreement with Security Capital or (ii) 100% of the liquidation value, plus accrued and unpaid distributions whether or not declared, if such repurchase occurs on or after the third anniversary of the final closing
      Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of our Common Stock obtained by dividing $10.07 by the conversion price then in effect. The conversion price is currently $10.07 and is subject to certain adjustments as provided in the Articles Supplementary relating to the Class B-1 Preferred Stock.
      Holders of Series B-1 Preferred Stock are entitled to vote on (i) all matters submitted to the holders of Common Stock together with the holders of Common Stock as a single class and (ii) certain matters affecting the Series B-1 Preferred Stock as a separate class. In certain circumstances, our board of directors will be expanded by two seats and the holders of Series B-1 Preferred Stock will be entitled to elect these two directors.
      So long as any share of Series B-1 Preferred Stock is outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles Supplementary, the affirmative vote of the holders of 66 2/3% of the outstanding shares of Series B-1 Preferred Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of the charter or the Articles Supplementary creating the Series B-1 Preferred Stock that materially and adversely affects the voting powers, rights, preferences or other terms of the holders of the Series B-1 Preferred Stock;

(ii) Any issuance of (a) any capital stock or other equity security to which the Series B-1 Preferred Stock would be junior as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or (b) any capital stock or other equity security which has redemption rights which are more favorable in any material respect to the holder of such security than the redemption rights granted to the holders of the Series B-1 Preferred Stock; and

(iii) Any merger or consolidation of our company and another entity in which the we are not the surviving corporation and each holder of Series B-1 Preferred Stock does not receive shares of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the Series B-1 Preferred Stock have with respect to us.
      Holders of shares of our Series B-1 Preferred Stock have no preemptive rights to subscribe for any securities of our company other than the limited participation rights granted to Security Capital in the purchase agreement and described above under “The Transaction,” which participation rights end no later than July 31, 2005.
      Series B-2 Preferred Stock — The features of the Series B-2 Preferred Stock are identical to the features of the Series B-1 Preferred Stock except with respect to voting rights and convertibility features. Each share of Series B-2 Preferred Stock is automatically convertible into a share of Series B-1 Preferred Stock upon stockholder approval, and the holders of Series B-2 Preferred Stock have no voting rights. Additionally, the holders of shares of Series B-2 Preferred Stock will be entitled to quarterly dividends in arrears equal to the dividends paid to the holders of shares of Series B-1 Preferred Stock plus an additional dividend of $0.05015 per share beginning January 1, 2009 if (i) the conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock has not been completed and (ii) the price at which the Common Stock is then trading exceeds $10.07 per share.
      There are currently no shares of Series B-2 Preferred Stock issued or outstanding, and if this Proposal 3 is approved, no shares of Series B-2 Preferred Stock will be issued.
PROPOSAL NUMBER FOUR — CONVERSION OF CLASS B UNITS
IN OUR OPERATING PARTNERSHIP
INTO COMMON UNITS IN OUR OPERATING PARTNERSHIP
      At the meeting, you will be asked to vote on a proposal to approve the conversion of 839,934 Class B Units in our Operating Partnership, which represents all of the outstanding Class B Units, into Common Units in our Operating Partnership on a one-for-one basis. All of the Class B Units are currently held 50% by Mr. Archie Bennett, our chairman of the board, and 50% by Mr. Monty Bennett, our president and chief executive officer. The Common Units into which the Class B Units will be converted if this Proposal 4 is approved, will be redeemable, at the option of the holder, for cash, or, at our election, for shares of our Common Stock on a one-for-one basis. Stockholder approval is required by rule 312.03(b) of the NYSE Listed Company Manual. Rule 312.03(b) requires stockholder approval prior to the issuance of Common Stock, or securities convertible into Common Stock to a director, officer or substantial security holder of the company, if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance.
      We entered into a Combined Contribution and Purchase and Sale Agreement with FGSB Master Corp., FGSB Master LLC, Lismore Associates, L.P. and Rolling Rock GP. The selling entities are controlled by affiliates of the Fisher Brothers, Gordon Getty Trust and George Soros, collectively as majority partners (“FGS”) and certain members of our senior management team as minority partners. Pursuant to this agreement we acquired 21 hotels in exchange for $250 million in total consideration. The consideration consisted of approximately $35.0 million in cash, the assumption of approximately $164.7 million in debt at a fixed average interest rate of 7.4% and the issuance of 4,154,217 Common Units and 839,934 Class B Units. Because of the application of Rule 312.03(b) of the NYSE Listed Company Manual, the number of Common Units issuable to Mr. Archie Bennett and Mr. Montgomery Bennett in this transaction was limited. As a result, Messrs Archie and Montgomery Bennett received Common Units, up to the maximum amount permitted by the rule and received the rest of their respective compensation in the form of Class B Units. The Common Units and the Class B Units are identical except with respect to the redemption feature and the return on the Class B Units. The Common Units are redeemable, at the option of the holder, for cash, or, at our election, for shares of our Common Stock on a one-for-one basis. The Class B Units are redeemable for cash only; we cannot elect to convert the Class B Units into Common Stock. Additionally, the holders of the Class B Units will be entitled to an additional return on their units equal to 10% of each cash distribution paid with respect to a Common Unit if (i) the holders of the Class B Units no longer serve in an officer or director capacity for our company, (ii) have requested stockholder approval authorizing the conversion of the Class B Units into Common Units and (iii) stockholder approval has not been obtained for a 180 period following the request.
      Pursuant to a request by the holders of Class B Units, we are soliciting your affirmative vote for approval of the conversion of 839,934 Class B Units in our Operating Partnership, which represents all of the outstanding Class B Units, into Common Units in our Operating Partnership on a one-for-one basis. Stockholder approval is required for the conversion of 839,934 Class B Units because the conversion of the Class B Units will result in each of Mr. Archie Bennett and Mr. Montgomery Bennett receiving securities convertible into shares of Common Stock equal to greater than 1% of the number of shares of Common Stock outstanding as a result of the completion of the 21 property acquisition described above. Pursuant to rule 312.03(b) of the NYSE Listed Company Manual, the affirmative vote of a majority of votes cast on the proposal is required to adopt the proposal provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If the stockholders approval this Proposal 4, all of the outstanding Class B Units will be converted into an equal number of Common Units, which will be redeemable, at the option of the holder, for cash, or, at our election, for shares of our Common Stock on a one-for-one basis. If the stockholders fail to approve this Proposal 4, all of the outstanding Class B Units will remain outstanding.
      We are soliciting stockholder approval of the conversion of the Class B Units into Common Units because Messrs. Archie and Montgomery Bennett, the holders of the Class B Units, have requested us to do so. The ownership percentages of existing shareholders may be diluted if this Proposal 4 is approved, either Mr. Archie Bennett or Mr. Montgomery Bennett submit their Common Units to us for redemption and our board of directors determines at that time it is in the best interest of the stockholders to redeem such Common Units for shares of our Common Stock on a one-for-one basis in lieu of a cash redemption.
      The board of directors recommends a vote FOR approval of the conversion of all of the outstanding Class B Units into Common Units. Unless otherwise instructed, proxies will be voted FOR approval of this proposal.
PROPOSAL NUMBER FIVE — AMENDMENT
TO THE 2003 STOCK INCENTIVE PLAN
General
      Our board of directors proposes and recommends that stockholders approve an amendment to the 2003 Stock Incentive Plan (the “Plan”), increasing by 2,485,436 the number of shares of Common Stock that may be issued under the Plan, extending the termination date of the Plan to August 1, 2013, including language intended to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and including language to prohibit option repricing. The affirmative vote of a majority of the holders of shares of our Common Stock and Series B-1 Preferred Stock, voting together as a single class, cast on the proposal will be required for approval.
Description of the Proposed Amendments to the 2003 Stock Incentive Plan
      Increase in Number of Shares. Under the 2003 Stock Incentive Plan, as adopted by stockholders in 2003, 1,531,681 shares of Common Stock were reserved for issuance under the Plan. As of March 24, 2005,

364,564 shares remained available for issuance under the Plan. Our board of directors believes that the proposed increase of 2,485,436 shares available for issuance under the Plan is necessary to continue the effectiveness of the Plan and that having an adequate reserve of shares under the Plan is important to our continued success in attracting, motivating and retaining qualified directors, officers and employees with appropriate experience and ability, and to increase the grantee’s alignment of interest with stockholders.
      Extended Termination Date. The Plan currently terminates on the third anniversary of the effective date of the Plan, which was August 1, 2003. Thus, the termination date of the Plan is currently August 1, 2006. Our board of directors believes that the proposed extension of the termination date of the Plan to August 1, 2013 is necessary to enhance our long-term goals of aligning the grantee’s interests with those of stockholders.
      Avoiding Adverse Tax Consequences under Section 409A of the Internal Revenue Code. The Plan currently does not contain language specifically allowing or requiring the Compensation Committee to consider adverse tax consequences to a participant under Section 409A of the Internal Revenue Code. The proposed amendment would provide that the Compensation Committee may amend an award under the Plan without the consent of the holder if the Compensation Committee considers it necessary to avoid adverse tax consequences to the holder under Section 409A of the Internal Revenue Code. The proposed amendment also eliminates the Compensation Committee’s discretion to accelerate or waive any non-mandatory provisions terms or conditions of awards under the Plan if such discretion would cause the award to have adverse tax consequences to a participant under Section 409A of the Internal Revenue Code.
      Prohibiting Option Repricing. The Plan currently includes language that could be interpreted to allow us to reprice options after the initial grant of such options. The proposed amendment would include specific language that prohibits option repricing.
Eligibility.
      Under the Plan, we may grant awards to employees, consultants and non-employee directors of the Company or its affiliates. While we may grant incentive stock options only to employees of the Company or its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. As of March 11, 2005, we had a total of 25 employees and five non-employee directors and our affiliates had a total of approximately 4,075 employees, all of whom are eligible to participate in the Plan.
      The board of directors recommends a vote FOR approval of the amendments to the 2003 Stock Incentive Plan.
STOCKHOLDER PROPOSALS
      The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2005 annual meeting as permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. Any stockholder proposal to be presented at the 2006 annual meeting of stockholders must have been received at our principal office to the attention of Stockholder Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 no earlier than December 8, 2005 and no later than January 7, 2006 in order to be included in the proxy statement and form of proxy for such meeting. As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2006 annual meeting of stockholders, the proxies named in management’s proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than February 21, 2006. Even if the proper notice is received on or prior to February 21, 2006, the proxies named in management’s proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Stockholder Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.
      The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
      This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2004. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
      Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
      You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 7, 2005. You should not assume that the information contained in this proxy statement is accurate as of any later.

By order of the board of directors,

David A. Brooks
Secretary
April 7, 2005

ANNEX I
CORPORATE GOVERNANCE GUIDELINE
ON DIRECTOR INDEPENDENCE

Director Qualification Standards
Determination of Independence.
      To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1. In no event will a director be considered “independent” if, within the preceding three years:

(i) the director was employed by the Company or any of its direct or indirect subsidiaries;

(ii) an immediate family member of the director was employed by the Company as an executive officer;

(iii) the director received more than $100,000 per year in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service;

(iv) an immediate family member received more than $100,000 per year in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not contingent in any way on continued service, provided that compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

(v) the director was affiliated with or employed by a present or former internal or external auditor of the Company;

(vi) an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

(vii) the director was employed as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee;

(viii) an immediate family member of the director was employed as an executive officer of another company where any of the Company’s current executives serve on such other company’s compensation committee;

(ix) the director was an executive officer or an employee of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(x) an immediate family member of the director was an executive officer of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2. Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to

A-1

directors, as well as regular benefits that other directors receive; however, audit committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its direct or indirect subsidiaries or be affiliated with the Company or any of its direct or indirect subsidiaries.

3. The following commercial or not for profit relationships will not be considered to be material relationships that would impair a director’s independence:

(i) if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case does business with the Company and the annual payments to or from the Company are less than one percent of the annual revenues of such other company or law firm;

(ii) if a director of the Company is an executive officer of another company, or an attorney of a law firm, that in either case is indebted to the Company, or to which the Company is indebted, and the total amount of such entity’s indebtedness to the other is less than one percent of the total consolidated assets of such other company or law firm;

(iii) if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company’s or its affiliates’ discretionary charitable contributions to the organization, in the aggregate, are less than one percent (or $50,000, whichever is greater) of that organization’s latest publicly available operating budget; and

(iv) if a director of the Company made payments to or received payments from entities in which the Company’s directors or executive officers own less than a majority interest and have no managerial control, for property or services, in an amount which, in any single fiscal year, is less than the greater of $200,000 or 2% of such other company’s consolidated gross revenues.

Annually, the board will review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board.

4. For relationships not covered by the guidelines in paragraph 3, above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3, above. The Company would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3, above.

5. The Company will not make any personal loans or extensions of credit to directors or executive officers.

6. To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its direct and indirect subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

A-2

Dear Stockholder:

Stockholders of Ashford Hospitality Trust can take advantage of several new services available through our transfer agent, EquiServe Trust Company, N.A. These services include:

Direct Deposit of Dividends:

To receive your dividend payments via direct deposit, please telephone (877) 282-1168 to request enrollment materials.

Internet Account Access

Stockholders may now access their accounts on-line at www.equiserve.com
Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified.

Transfer Agent Contact Information

EquiServe Trust Company, N.A.	Telephone Inside the USA:	(877) 282-1168
P.O Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, Rl 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

[3639 – ASHFORD HOSPITALITY TRUST] [FILE NAME: ZAHT32.ELX] [LOGO – ZASHF2] [VERSION – (3)] [03/30/05] [orig. 03/03/05]

DETACH HERE	ZAHT32

ASHFORD HOSPITALITY TRUST, INC.

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Stockholders to be held May 3, 2005

The undersigned, a stockholder of Ashford Hospitality Trust, Inc., a Maryland corporation, hereby appoints David A. Brooks and David J. Kimichik, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 10:00 a.m., Dallas time, on May 3, 2005 at 14201 Noel Road, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, FOR PROPOSALS 2, 3 AND 4, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.
PLEASE VOTE YOUR PROXY PROMPTLY.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

ASHFORD HOSPITALITY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 3, 2005

10:00 a.m.

Embassy Suites Hotel
14021 Noel Road
Dallas, Texas 75240

[3639 — ASHFORD HOSPITALITY TRUST] [FILE NAME: ZAHT31.ELX][LOGO -ZASHF2] [VERSION — (5)] [03/31/05] [orig. 03/03/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAHT31

☒	Please mark votes as in this example.	3639

The Board of Directors recommends a vote “FOR” the election of the nominees in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

1.	To elect the following nominees to the Board of Directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified:

Nominees:	(01) Archie Bennett, Jr., (02) Montgomery J. Bennett, (03) Martin L. Edelman, (04) W.D. Minami, (05) W. Michael Murphy, (06) Phillip S. Payne and (07) Charles P. Toppino,

FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES

☐

For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

3.	To approve, for purposes of the New York Stock Exchange listing standards, the issuance of up to 2,285,865 shares of Series B-1 preferred stock that are convertible into shares of our common stock to Security Capital Preferred Growth Incorporated and additional shares of our common stock that Security Capital may acquire pursuant to participation rights granted to Security Capital which expire no later than July 31, 2005.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To approve, for purposes of the New York Stock Exchange listing standards, the conversion of 839,934 Class B Units in Ashford Hospitality Limited Partnership into 839,934 Common Units in such entity.	☐	☐	☐

5.	To approve amendments to the Company’s 2003 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 364,564 to 2,850,000 shares, to extend the termination date of the Plan from August 1, 2006, to August 1, 2013, to avoid adverse tax consequences to a participant under Section 409A of the Internal Revenue Code and to prohibit option pricing.	☐	☐	☐

6.	In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4c promulgated under the Securities Exchange Act of 1934, as amended.

(NOTE: If voting by mail, please sign exactly as your name(s) appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)

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